GOODWIN, PROCTER & HOAR LLP
                         Counsellors At Law
                           Exchange Place
                   Boston, Massachusetts  02109-2881

                                                   Telephone (617) 570-1000
                                                  Telecopier (617) 523-1231

                           September 25, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Rule 24f-2 Notice for USAA Mutual Fund, Inc. -
                  1933 Act File No. 2-49560
                  -----------------------------------------------

Gentlemen:

         As counsel to USAA Mutual Fund, Inc. (the "Company"), we have been requested to render this opinion in connection with the filing by the Company of an Annual Notice of Securities Sold Pursuant to Rule 24f-2 on Form 24f-2 (the "Notice") with respect to the fiscal year ended July 31, 1997 for the Aggressive Growth Fund, Growth Fund, Growth & Income Fund, Income Stock Fund, Income Fund, Short-Term Bond Fund and Money Market Fund series of the Company (collectively, the "Funds").

         Reference is made to Item 9 of the Notice wherein the Company reports the number of shares (the "Shares") representing interests in the Funds sold during the fiscal year ended July 31, 1997 in reliance upon Rule 24f-2 under the Investment Company Act of 1940, as amended.

         We have examined the Company's Articles of Incorporation dated October 10, 1980, as amended, the By-Laws of the Company, as amended, the Notice, certain resolutions adopted by the Directors of the Company, and such other documents as we deemed necessary for purposes of this opinion.

         Based upon the foregoing, and assuming that all of the Shares were sold, issued and paid for in accordance with the terms of the Company's Prospectuses and Statements of Additional Information contained in the Company's Registration Statement on Form N-1A in effect at the time of sale, in our opinion the Shares were legally issued and are fully paid and non-assessable.


                                                     Very truly yours,


                                                     GOODWIN, PROCTER & HOAR LLP